UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

HOMELAND ENERGY SOLUTIONS, LLC
 (Exact name of registrant as specified in its charter)

Iowa	333-135967	20-3919356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Main Street, Riceville, IA	50466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 985-4025

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into Material Definitive Agreements.

Lump Sum Design-Build Agreement between Homeland Energy Solutions, LLC and Fagen, Inc.

On July 18, 2007, we entered into a Lump Sum Design-Build Agreement with Fagen, Inc. for the design and construction of a one hundred (100) million gallon per year dry grind ethanol production facility (the “Design-Build Agreement”) on our plant site located near the City of New Hampton, Iowa. Pursuant to the Lump Sum Design-Build Agreement, the effective date is July 6, 2007. Under the Design-Build Agreement, we will pay Fagen, Inc. a total contract price of $109,706,788, subject to any mutually agreed-upon adjustments and previously paid amounts that may be treated as credits. Fagen, Inc, will design and build the plant using ICM, Inc., technology. As part of the total contract price, we will pay Fagen, Inc. a mobilization fee of $20,000,000 at the earlier of Financial Closing or the issuance of our Notice to Proceed. We currently expect the construction to be completed in winter 2008, however, there is no assurance or guarantee that construction will stay on schedule or that we will be able to commence operations at the plant by summer 2009.

First Amendment to Lump Sum Design-Build Agreement between Homeland Energy Solutions, LLC and Fagen, Inc.

On July 18, 2007, we also entered into a First Amendment to the Design-Build Agreement. Pursuant to the Amendment, Fagen, Inc. will accept Notice to Proceed on an earlier date than that set forth in the Design-Build Agreement. In exchange for beginning work on an earlier date, we have agreed to pay Fagen, Inc. an increased contract price of $120,000,000. So long as we give Fagen, Inc. a valid Notice to Proceed on or prior to November 30, 2007, there will be no adjustment of the Contract Price based on an increase in the Construction Cost Index (“CCI”) published by Engineering News-Record Magazine, as was set forth in the Design-Build Agreement.

In addition, Fagen will finance a portion of the contract price in the form of a progress payment credit in the amount of $1,800,000, plus any increase in the contract price resulting from a change in the CCI should Notice to Proceed not be given prior to November 30, 2007. The credit will be issued after all equity funds have been utilized. At that time, we will execute a Subordinated Secured Promissory Note in favor of Fagen, Inc., which will be subordinate to the construction and working capital loan proceeds obtained at Financial Closing. The increase in the contract price pursuant to the Amendment is within our construction and CCI contingencies in our budget. Thus, we do not anticipate an increase to our total estimated project cost of $238,485,000 unless we do not submit a valid Notice to Proceed prior to November 30, 2007, in which case there may be an increase due to any increase in the baseline CCI as set forth in the Amendment.

Item 7.01 Regulation FD Disclosure

We have issued a newsletter to our investors providing updates on the progress of our ethanol plant. The newsletter is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Investor Newsletter dated July 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: July 20, 2007

/s/ Stephen Eastman
Stephen Eastman
President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Investor Newsletter dated July 20, 2007